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                                                                    Exhibit 10.4

                              CONSULTING AGREEMENT

         This Agreement is made as of August 31, 2001, to be effective September 1, 2001 between MYMETICS CORPORATION, a Delaware Corporation (the "COMPANY"), and MICHAEL ALLIO, an individual resident of Rhode Island (the "CONSULTANT").

                                    PREAMBLE

         The Company requires certain international management and marketing assistance and advice, and the Consultant has valuable experience and contacts and wishes to assist the Company in this regard. Therefore, the parties, intending to be legally bound, agree as follows.

                                    AGREEMENT

         1. ENGAGEMENT. The Company hereby engages the Consultant to render the following services, and other services reasonably requested by the Company, through February 28, 2002:

         (1) Assist the Company in establishing the scope of the business of the Company and establishing and operating management team for the Company's operations in France and the United States;

         (2) Coordinating marketing matters with the Company's public relations firm;

         (3) Preparing a business plan for the Company;

         (4) Proposing appropriate advisors and consultants to assist the Company in its business operations;

         (5) Address issues relating to the Company's patents and patent applications;

         (6) Explore strategic joint venture opportunities for the Company world-wide;

         (7) Manage the issuance of a secondary $20,000,000 equity offering with respect to the Company's equity securities, including the preparation of investor presentations; and

         (8) Developing a viable market identity for the Company and its products and services in the United States.

The Consultant hereby accepts such engagement and covenants that he will devote his best efforts and skill to the performance of these services and such additional services as may be mutually agreed upon by the Company and the Consultant. The Company and the Consultant agree that the engagement shall comprise approximately 7.5 days of full time work per month.

         2.       FEES & EXPENSES.

                  (a) RETAINER FEE AND EXPENSES. The Company agrees to pay the Consultant for his services $12,000 per month, payable in arrears on or before the 5th day of the month following the month during which the services were rendered. The Company is obligated to pay the Consultant only for such time that the Consultant is available to and works for the Company. The Company shall reimburse the Consultant for his ordinary, necessary, and reasonable business expenses incurred on Company business upon presentation of properly documented expense reports to the Company's Chief Operating Officer. It is agreed that the Consultant shall be entitled to air-travel in business class.

                  (b) STOCK OPTIONS. In addition to the compensation set forth in (a) above, the Consultant shall be granted stock options to purchase up to 50,000 shares of the Company's common stock, $0.01 par value, pursuant to the Company's 2001 Stock Option Plan (the "INITIAL STOCK OPTION"). The exercise price for the Initial Stock Option will be $2.50 per share of commons stock, which represents the average of the bid and ask price of such shares as of September 1, 2001. In addition, the Company agrees to grant the Consultant stock options for an additional 100,000 shares of the Company's common stock, $0.01 par value, pursuant to the Company's 2001 Stock Option Plan upon the successful completion of the listing of the Company's common stock on the Nasdaq Stock Exchange (the "LISTING STOCK OPTION" and, together with the Initial Stock Option, the "STOCK OPTIONS"). The exercise price for the Listing Stock Option will be the average of the bid and ask price of such shares on the first day the Company's shares of stock are listed on the Nasdaq Stock Exchange. The Consultant agrees to execute a Stock Option Agreement in substantially the form of EXHIBIT A, attached hereto an incorporated by reference herein, upon the grant of each of the Stock Options. Each of the Stock Options will vest upon being granted.

         3.       TERM.

                  (a) This Agreement shall commence as of its effective date and shall continue until February 28, 2002 unless earlier terminated as hereinafter provided. Thereafter, the Agreement shall continue indefinitely unless terminated by either party at any time and for any reason upon 15 days' prior written notice given to the other party. Notwithstanding any other provisions of this Agreement, this Agreement shall terminate automatically without notice at any time upon the occurrence of any of the following events:

                       (i) The Consultant's death or Total and Permanent Disability (as defined below);

                       (ii) A material breach of this Agreement by the Consultant;

                       (iii) The Consultant's engaging in conduct materially injurious to the Company or to himself, including but not limited to acts of dishonesty or fraud, commission of a felony or a crime of moral turpitude, or substance abuse; or

                       (iv) The Consultant's continuing and unreasonable refusal to substantially perform his duties for the Company as specifically directed by the Company.

                  (b) TOTAL AND PERMANENT DISABILITY. "TOTAL AND PERMANENT DISABILITY" shall mean a mental or physical condition of the Consultant which, in the reasonable opinion of the Company's Board of Directors, renders the Consultant unable or incompetent, with or without reasonable accommodation, to perform the essential functions of his job or devote his best efforts (measured against prior performance) to the Company, or any of its successors, for more than 60 days.

         4. CONFIDENTIAL INFORMATION. The Consultant agrees that he will not reveal (or permit to be revealed) to a third party or use for his own benefit, either during or after the term of this Agreement, without the prior written consent of the Company, any confidential information pertaining to the business of the Company, its shareholders, subsidiaries or other affiliates (collectively, "AFFILIATES") including but not limited to information about customers, suppliers, employees, financial condition, operations, procedures, know-how, production, distribution, experiments, patents, or other trade secrets obtained while working with the Company or its Affiliates except for information clearly established to be in the public record.

         5. ARBITRATION. Any disagreement or claim (other than a claim for injunctive relief for violation of Sections 4 or 5 hereof) arising out of or relating to this Agreement, or the breach thereof, or its termination shall be submitted to arbitration pursuant to the provisions of the Uniform Arbitration Act, 42 Pa. C.S.A. ss.7301 ET SEQ. in Pittsburgh, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The disputants shall promptly endeavor by mutual agreement to designate one person to serve as the Impartial Arbitrator within 30 days after written request for arbitration by any party hereto. If the disputants cannot agree on a single arbitrator, then each of the disputants shall promptly designate one person to serve as an arbitrator, and the arbitrators so designated shall within 10 days select another person (or two persons where necessary to ensure that the total number of arbitrators is an odd number) as Impartial Chairman of the Board of Arbitration (and where necessary, Impartial Vice Chairman) by



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

agreement, or if they are unable to agree, then the Impartial Arbitrator shall be selected through the facilities of the Pittsburgh Regional Office of the American Arbitration Association and in accordance with the rules thereof. The Award of the Impartial Arbitrator or the Board of Arbitration (as the case may be) shall be final and binding upon the disputants, subject only to such rights of appeal as are provided by the said Act. The costs of the arbitration proceeding, including the fees of the Impartial Arbitrator or the Board of Arbitration (as the case may be) shall be borne equally by the disputants.

         6. INDEPENDENT CONTRACTOR. The Consultant, in entering into this Agreement and carrying out his obligations hereunder, is an independent contractor, is not and shall not be deemed to be an agent or Consultant of the Company, and shall have no power to bind the Company to any contract or warranty or in any respect whatever, whether by written or oral statements, by any course of conduct, or in any other manner, without the express written consent of the Company, which consent may not be general but must specifically refer to each particular instance as to which the Company consents to be so bound. The Consultant shall indemnify the Company against and hold it harmless from all damages, costs, and expenses (including attorneys' fees) which the Company may suffer or incur should it be held bound by any writing, speech, action or inaction of the Consultant other than those consented to by the Company.

         9. MISCELLANEOUS. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Agreement embodies the entire Agreement between the parties hereto and supersedes any and all prior or contemporaneous, oral or written understandings, negotiations, or communications on behalf of such parties. This Agreement may be executed in several counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. This Agreement shall be changed, waived, discharged, or terminated only by written agreement of both parties hereto. This Agreement shall inure to the benefit of the Company, its successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]



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



                    [SIGNATURE PAGE TO CONSULTING AGREEMENT]

ATTEST:                                     MYMETICS CORPORATION


                                            By:  /s/ Dr. Peter P. Mccann
---------------------------------                -----------------------
                                            Name:  Peter P. McCann
                                            Title:  President and CEO

WITNESS:

                                            /s/ Michael Allio
---------------------------------           -----------------
                                            Michael Allio, Grantee



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




                                    EXHIBIT A

                                     FORM OF
                             STOCK OPTION AGREEMENT

         This Agreement is made as of _____________, 2001, between MYMETICS CORPORATION, a Delaware corporation (the "COMPANY"), and _________________ (the "GRANTEE").

         1. GRANT OF OPTION. The Company hereby grants to the Grantee the right and option (the "OPTION") to purchase _________ full shares of authorized but unissued or repurchased shares of Common Stock of the Company (the "OPTION SHARES") according to the vesting schedule and the other terms and conditions of this Agreement.

         2. SUBJECT TO TERMS OF PLAN. This grant is being made to the Grantee pursuant to ______________________________________ Plan (the "PLAN") and is
subject to all terms and conditions contained in the Plan. Unless expressly stated herein, if there is any inconsistency between this Agreement and the Plan, the terms and conditions of the Plan will control. All capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan.

         3. PRICE. The option price of the Option Shares will be _________ ($___) per share.

         4. DATE OF GRANT. The Option is granted as of September 1, 2001 (the "DATE OF GRANT").

         5. STATUS OF OPTION. The Option is not intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "CODE").

         6. VESTING OF OPTION. Subject to Section 11 hereof, the Option will vest immediately upon being granted.

         7. TERM OF OPTION. Except as provided in Section 10, the portion of the Option which has vested according to the terms set forth in Section 6 above may be exercised in full, or in part, at any time after vesting and prior to _______, 2011.

         8. HOW EXERCISABLE. The Grantee may exercise the Option only by giving written notice to the Company, which notice must specify the number of vested Option Shares to be purchased and must be accompanied by payment in full as provided in Section ____ of the Plan. Until full payment of the option price is received by the Company, the Grantee will have no right to receive the Option Shares.

         The Company may require that the Grantee furnish to the Company, prior to the issuance of any Option Shares, an agreement (in such form as the Company may specify) that all shares purchased by him/her under the Option will be acquired for investment only and not for purposes of distribution or resale.

         9. TRANSFER. The Option is not transferable by the Grantee other than by will, by the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as set forth in the preceding sentence, during the lifetime of the Grantee the Option is exercisable only by the Grantee; provided, however, that the Grantee may in a manner specified by the Board and to the extent provided in the Plan (a) designate in writing a beneficiary to exercise the Option after [HIS/HER] death and (b) transfer the option to a revocable, inter vivos trust as to which the Grantee is both the settlor and trustee.

         10. Termination of Option.

         (a) FOR CAUSE. If the Grantee's service to the Company is terminated (a "TERMINATION") for Cause, any unexercised portion of the Option shall thereupon terminate.

         (b) ON ACCOUNT OF DEATH OR DISABILITY. If the Grantee's Termination is on account of [HIS/HER] death or permanent disability, then any unexercised portion of the Option which has vested according to the terms set forth in
Section 6 above as of the date of such Termination, may be exercised, in whole or in part, at any time within one year after such Termination by the Grantee, or after the Grantee's death, by (A) [his/her] personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 9 above, or (C) the then-acting trustee of the trust described in
Section 9 above.

         (c) IN ALL OTHER CASES. Except as provided in subsections (a) and (b) above or as otherwise provided in the Plan, any unexercised portion of the Option which has vested according to the terms set forth in section 6 above may be exercised at any time within ninety (90) days following the date of Termination.

         11. CHANGE OF CONTROL. Notwithstanding any provision set forth in the Plan, upon a Change of Control (as defined in the Plan), any and all unvested Option Shares shall automatically vest in their entirety and shall be immediately exercisable by the Grantee.

         12. NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan nor the granting of the Option shall be construed to (a) give the Grantee the right (i) to remain employed or retained by the Company or (ii) to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company to modify, amend, or terminate any of its employee benefit plans.

         13. RESTRICTIONS OF TRANSFERABILITY. In connection with the exercise of all or any portion of the Option, the Grantee shall comply with all Federal and State securities laws and regulations.

         14. NOTICE OF DISPOSITION OF SHARES. Option shares acquired upon exercise of the Option by a person then subject to the provisions of Section 16 of the Securities Exchange Act or 1934, as amended, may not be sold or otherwise transferred prior to (i) the expiration of six months after the Date of Grant of such option or (ii) the death of the optionee, whichever may first occur.

         15. RECEIPT OF PLAN. The Grantee acknowledges [HIS/HER] receipt of the Plan and agrees to accept the Option subject to all terms and conditions contained herein and therein. The Grantee agrees to accept as binding all decisions or interpretations of the Board upon any questions arising under the Plan.

         16. ENTIRE AGREEMENT. This Agreement, along with the Plan, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters

         17. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Delaware, except that the construction and interpretation of the Agreement as it relates to the service relationship between the Company and the Grantee shall be governed by the laws of the Commonwealth of Pennsylvania, in either case without regard to the conflict of law provisions of the laws of Delaware or Pennsylvania.

                            [SIGNATURE PAGE FOLLOWS]



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




                   [SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

         IN WITNESS WHEREOF, the parties have signed this Agreement or caused the Agreement to be executed on the day and year first above written.

                                         MYMETICS CORPORATION


                                         By:
                                             ---------------------------------

                                             ---------------------------------





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